Exhibit 16.1

August 6, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Mariposa Health, Inc.

File No. 000-55239

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated August 10, 2015 of Mariposa Health, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP

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